Exhibit 99.1
Press Release
For Immediate Release
ITC Holdings Corp. Declares Dividend to Shareholders
Novi, Michigan – Aug. 15, 2007 – ITC Holdings Corp. (NYSE: ITC) today announced that its Board of Directors has declared a quarterly cash dividend on ITC Holdings Corp. common stock of $0.29 per share – up from previously declared dividends of $0.275 per share – payable on Sept. 17, 2007, to shareholders of record on Sept. 1, 2007.
About ITC Holdings Corp.
ITC Holdings Corp. (NYSE: ITC) invests in the electricity transmission grid to improve electric reliability, improve access to markets, and lower the overall cost of delivered energy. ITC is the largest independent electricity transmission company in the country. Through its subsidiaries, ITCTransmission and Michigan Electric Transmission Company (METC), ITC operates contiguous, regulated, high-voltage transmission systems in Michigan’s Lower Peninsula serving a combined peak load in excess of 22,000 megawatts. ITC is also focused on new areas where significant transmission system improvements are needed through subsidiaries ITC Midwest, ITC Grid Development, ITC Great Plains and ITC Panhandle Transmission. For more information, please visit: http://www.itc-holdings.com (itc-ITC)
Investor/Analyst contact: Pat Wenzel (248.374.7200, pwenzel@itctransco.com)
Media contact: Lisa Aragon (248.835.9300, laragon@itctransco.com)
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